SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):     December 10, 2002

BALLY TOTAL FITNESS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number:   0-27478

Delaware	36-3228107

(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(773) 380-3000

Exhibit Index on Page 2

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report

Item 5.	Other Events

On December 11, 2002, Bally Total Fitness Holding Corporation (“Company”) announced the resignation of Lee S. Hillman as Chairman of the Board, President and Chief Executive Officer. In addition, the Company announced the election of Paul A. Toback as President and Chief Executive Officer. A copy of the press release relating to these announcements, and the separation agreement with Mr. Hillman, are attached as Exhibits 99 and 99.1 hereto and are incorporated herein by reference.

Item 7.	Financial Statements and Exhibits

c. Exhibits

99 Press Release dated December 11, 2002

99.1 Separation agreement for Lee S. Hillman dated December 10, 2002

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION

Registrant

Dated: December 11, 2002	/s/ John W. Dwyer

John W. Dwyer
Executive Vice President and Chief Financial Officer
(principal financial officer)